Exhibit 99.1

NOBLE AND ARCELOR MITTAL TO COMBINE LASER WELDING

OPERATIONS

NOBLE TO ACQUIRE ARCELOR’S OPERATIONS FOR $300 MILLION

WARREN, MI – OCTOBER 27, 2006 – Noble International, Ltd. (NASDAQ: NOBL) (“Noble” or the “Company”) announced today that the Company and Arcelor, S.A. (“Arcelor”) a subsidiary of Arcelor Mittal, have signed a binding letter of intent (“LOI”) to combine Arcelor’s laser-welded, tailored blank (“TBA”) operations into Noble.

Upon completion of the transaction, Arcelor would receive approximately $300 million in a combination of cash and Noble common stock for TBA. Arcelor would become Noble’s largest single shareholder, owning approximately 40% of the issued and outstanding common shares. The transaction is expected to close during the first quarter of 2007, subject to required authorizations, including shareholder and regulatory approvals, as well as financing and satisfactory completion of financial and operational due diligence by both parties.

Under the terms of the transaction, Noble’s management team would remain in place with Thomas Saeli continuing as Chief Executive Officer. TBA’s management, under the continued leadership of Dirk Vandenberghe, will be responsible for the European operations and report to Mr. Saeli. Arcelor would provide certain transitional services to Noble after closing.

Noble expects to operate 22 facilities upon completion of the transaction. TBA currently has approximately 670 employees, operating in nine facilities in Europe and one in the United States. TBA also has a 25% joint venture in China. For 2006, Arcelor expects TBA to post revenue and EBITDA of approximately €400 million (US $500 million) and €53 million (US $66 million), respectively.

Noble currently operates 12 production facilities in the United States, Canada, Mexico and Australia. Noble’s estimated pro forma 2006 revenue is approximately $600 million, with EBITDA of $56 million. Based on current expectations, combining Noble and TBA, the Company would have estimated pro forma, post-transaction revenue and EBITDA for 2006 of approximately $1.1 billion and $122 million, respectively.

Noble’s Chairman, Robert J. Skandalaris, commented on the prospective transaction, “The binding letter of intent has been signed based on reasonable financial terms and the addition of the Arcelor business is expected to be accretive. The purchase price multiple is approximately 4.5x estimated 2006 EBITDA with expected growth in EBITDA for 2007. This potential transaction represents a major milestone for both Noble and TBA in terms of creating a financially sound and true global supplier of engineered laser-welded blanks and specialty tubes. Noble and TBA are both market and technology leaders in their respective geographic markets. Completing this transaction will enable us to combine our research and product development capabilities to drive growth and innovation in vehicle structures worldwide.”

Mr. Saeli commented on the prospective transaction, “Noble and TBA are a perfect fit for each other in terms of creating an organization with a diversified customer and revenue base and an expanded geographic presence. Now we have the opportunity to offer structural solutions to our customers on a worldwide basis. We are confident that we can lead the industry in high-value solutions and innovation.”

Mr. Skandalaris will continue as Chairman of the Board after the transaction. The Board is expected to be comprised of nine directors, with Mr. Skandalaris nominating five directors and Arcelor Mittal nominating the remaining four directors, including a Vice Chairman of the Board.

Mr. Skandalaris stated, “We have agreed to reconfigure Noble’s Board of Directors to nine from seven to reflect both Arcelor’s ownership as well as the globalization of our Company. We welcome Arcelor as a future shareholder and partner and we look forward to working with them to drive the growth of our Company. Both companies have talented and committed professionals who complement each other. We look forward to the exciting and potentially rewarding future that awaits our Company.”

CONFERENCE CALL INFORMATION

Noble has scheduled a conference call for 10AM on Monday, October 30 to review the prospective transaction. The dial-in number for the call is 888-802-8577 or 973-935-8754. The conference ID number is 8046676. A digital replay of the call will be available through November 6, 2006 by dialing 877-519-4471 or 973-341-3080 and entering the conference ID number.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included throughout this news release, the Company has provided information regarding “EBITDA” (a non-GAAP financial measure). EBITDA represents earnings from continuing operations before income tax, plus interest expense, depreciation and amortization.

EBITDA is not presented as, and should not be considered an alternative measure of operating results or cash flows from operations (as determined in accordance with generally accepted accounting principles), but are presented because they are widely accepted financial indicators of a company’s ability to incur and service debt. While widely used, however, EBITDA is not identically calculated by companies presenting EBITDA and is, therefore, not necessarily an accurate means of comparison and may not be comparable to similarly titled measures disclosed by other companies.

Management believes that EBITDA is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses EBITDA for planning and forecasting in future periods.

SAFE HARBOR STATEMENT

Certain statements made by Noble International, Ltd. in this presentation and other periodic oral and written statements, including filings with the Securities and Exchange Commission, are “forward-looking”

statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management’s assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include our ability to obtain future sales; our ability to successfully integrate acquisitions; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors; costs related to legal and administrative matters; our ability to realize cost savings expected to offset price concessions; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel costs; work stoppages and strikes at our facilities and that of our customers; the presence of downturns in customer markets where the Company’s goods and services are sold; financial and business downturns of our customers or vendors; and other factors, uncertainties, challenges, and risks detailed in Noble’s public filings with the Securities and Exchange Commission. Noble does not intend or undertake any obligation to update any forward looking statements. For more information see www.nobleintl.com.

PROXY INFORMATION

In connection with Noble’s proposed acquisition pursuant to the terms of the LOI, Noble will file a proxy statement with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the proxy statement (including all amendments and supplements to it) because it will contain important information. Investors may obtain free copies of the proxy statement when it becomes available, as well as other filings containing information about Noble, without charge, at the SEC’s Internet site (www.sec.gov). These documents may also be obtained for free from Noble’s Investor Relations web site (www.nobleintl.com) or by directing a request to Noble at: Noble International, Ltd., Attn: Greg Salchow, 28213 Van Dyke Avenue, Warren, Michigan 48093.

Noble and its respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from Noble’s stockholders in respect of the proposed transaction.

Information regarding Noble’s directors and executive officers is available in Noble’s proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on April 20, 2006. Additional information regarding the interests of such potential participants in the proposed transaction will be included in the proxy statement to be filed with the SEC in connection with the proposed transaction.

About Noble International, Ltd.

Noble International, Ltd. is a leading supplier of automotive parts, component assemblies and value-added services to the automotive industry. As an automotive supplier, Noble provides design, engineering, manufacturing, complete program management and other services to the automotive market. Noble delivers integrated component solutions, technological leadership and product innovation to original equipment manufacturers (OEMs) and Tier I automotive parts suppliers thereby helping its customers increase their productivity while controlling costs.

For more information on Noble contact:

Greg L. Salchow

Noble International, Ltd.

(586) 751-5600

About Arcelor Mittal

Arcelor is a subsidiary of Arcelor Mittal, the world’s leading steel company by both revenue and production. The company operates 61 plants across 27 countries, employing some 320,000 employees

Contact at Arcelor Mittal’s Investor Relations

Continental Europe	+352 4792 2414
UK/Asia/Africa	+44 207 543 1172
Americas	+1 312 899 3569
Retail	+352 4792 2434
SRI	+352 4792 2902

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